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Exhibit 1.1

EXECUTION COPY

The Manitowoc Company, Inc.
$150,000,000
7 1/8% Senior Notes due 2013

UNDERWRITING AGREEMENT

November 3, 2003

DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC
ABN AMRO INCORPORATED
BNY CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        The Manitowoc Company, Inc., a Wisconsin corporation (the "Company"), and the subsidiaries of the Company listed on the signature page hereto (the "Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with the several underwriters listed in Schedule 1 hereto (collectively, the "Underwriters"), as set forth below (the "Underwriting Agreement" or this "Agreement").

        1.    The Securities.    Subject to the terms and conditions contained herein, the Company proposes to issue and sell to the several Underwriters $150,000,000 aggregate principal amount of its 7 1/8% Senior Notes Due 2013 (the "Notes"). The Notes will be unconditionally guaranteed on a senior basis by each of the Guarantors (the "Guarantee"). The Notes and the Guarantees are collectively referred to herein as the "Securities". The Securities are to be issued under an indenture (the "Indenture") to be dated as of November 6, 2003 by and among the Company, the Guarantors, and BNY Midwest Trust Company, as Trustee (the "Trustee").

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-88680), including a prospectus, relating to debt securities including the Securities, and the Company's common stock and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"). Such registration statement has been declared effective by the Commission. As provided in Section 5(a) hereof, a prospectus supplement reflecting the terms of the offering of the Securities and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424(b) under the Act. Such prospectus supplement, in the form to be filed as contemplated by Section 5(a) hereof, is herein referred to as the "Final Prospectus Supplement" and together with the Prospectus (as defined below) in the form filed therewith, is herein referred to as the "Final Prospectus" and the prospectus supplement prepared and filed after the Effective Time, but containing a "Subject to Completion" legend comparable to that contained in paragraph (b)(10) of Item 501 under Regulation S-K of the rules and regulations of the Commission thereunder (the "Rules and Regulations") is herein referred to as the "Preliminary Prospectus Supplement" and, together with the Prospectus in the form filed therewith, is hereinafter referred to as the "Preliminary Prospectus". The Preliminary Prospectus Supplement and the Final Prospectus Supplement are collectively referred to as the "Prospectus Supplements". Such registration statement, as amended to the date of this Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as amended or supplemented to the date of filing of the Prospectus

Supplements filed therewith, is herein called the "Prospectus," including the reports filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. As used herein, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time.

        2.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with the Underwriters that:

          (a)   The Company meets the requirements under the Rules and Regulations for use of Form S-3 under the Act. The Registration Statement and the Prospectus conform, and the Preliminary Prospectus and the Final Prospectus contemplated by Section 5(a) hereof and any further amendments or supplements to the Registration Statement or the Final Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in each case, in all material respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Preliminary Prospectus and the Final Prospectus and any additional amendment or supplement to the Final Prospectus), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; providedthat no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus relating to the Underwriters in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein or to the statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"), of the Trustee filed as an exhibit to the Registration Statement.

          (b)   The reports incorporated by reference or deemed to be incorporated in the Final Prospectus (the "Incorporated Documents") pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations").

          (c)   The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus.

          (d)   As of June 30, 2003, the Company had the authorized, issued and outstanding capitalization set forth in the Final Prospectus; all of the subsidiaries of the Company are listed in Schedule 2(d) attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable (except in the case of the Company and the Subsidiaries that are Wisconsin corporations or that otherwise are subject to Wisconsin law, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Prospectus (and as of the date of the documents incorporated by reference therein), there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Prospectus, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (e)   Except with respect to Diversified Refrigeration, Inc., each of the Issuers is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own its properties and conduct its business as now conducted and as described in the Final Prospectus; each of the Issuers is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, financial condition or results of operations of the Issuers, taken as a whole (any such event, a "Material Adverse Effect").

          (f)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities. Each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Guarantees. The Notes, when issued, will be in the form contemplated by the Indenture. The Securities have each been duly and validly authorized by the Company, and the Guarantees have each been duly and validly authorized by the Guarantors and, when executed by the Company and each of the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will constitute valid and legally binding obligations of each of the Company and the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Company and the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g)   Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act. The Indenture has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against each Issuer in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (h)   Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by each of the Issuers.

          (i)    No consent, approval, authorization or order of any court or governmental agency or body, or third party, is required for the issuance and sale by the Issuers of the Securities to the Underwriters or the consummation by the Issuers of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as the failure to obtain would not have a Material Adverse Effect and (iii) such as may be required under state securities or "Blue Sky" laws or foreign securities laws in connection with the purchase and resale of the Securities by the Underwriters. None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which its properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

          (j)    The execution, delivery and performance by the Issuers of this Agreement and the consummation by the Issuers of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any Issuer or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws or foreign securities laws) any statute, judgment, decree, order, rule or regulation applicable to any Issuer or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (k)   The execution, delivery and performance by the Issuers of the Indenture and the consummation by the Issuers of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any Issuer or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws or foreign securities laws) any statute, judgment, decree, order, rule or regulation applicable to any Issuer or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (l)    The audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data relating to the Company included or incorporated in the Registration Statement and the Final Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers LLP ("PWC") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (m)  The pro forma financial statements (including the notes thereto) and the other pro forma financial information included or incorporated by reference in the Registration Statement and the Final Prospectus (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) except as stated therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial data and other pro forma financial information included or incorporated in the Registration Statement and the Final Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n)   There is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which any Issuer is a party, or to which the property or assets of any Issuer are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to such Issuer taking into account all applicable insurance and reserves, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the offering or sale of the Securities to be sold hereunder.

          (o)   Each of the Issuers possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Prospectus ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuers has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Issuers has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (p)   Since the date of the most recent financial statements appearing in the Registration Statement and the Final Prospectus, except as described therein, (i) none of the Issuers has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, financial condition, or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Issuers has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company or another Subsidiary and with respect to the Company, the Company's regular cash dividend to its shareholders) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of any Issuer.

          (q)   Each of the Issuers has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that any of the Issuers is contesting in good faith and for which it has provided adequate reserves, there is no tax deficiency that has been asserted against any Issuer that would, individually or in the aggregate, have a Material Adverse Effect.

          (r)   The statistical and market-related data included in the Final Prospectus are based on or derived from sources that the Issuers reasonably believe to be reliable and accurate.

          (s)   Each of the Issuers has good and marketable title to all real property and good title to all personal property described in the Final Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which each Issuer is a party or by which any of them is bound are valid and enforceable against it, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Issuers owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Prospectus, and no Issuer has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (t)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Final Prospectus, (A) each of the Issuers is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Issuers has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against them under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any Issuer, (E) none of the Issuers has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable Environmental Law; (F) no property or facility of any Issuer is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority; (G) none of the Issuers is subject to any order, decree or agreement requiring, or is otherwise obligated or required to perform any response or corrective action relating to any Hazardous Materials pursuant to any Environmental Law and (H) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by any of the Issuers with any applicable Environmental Law or to result in liability under any applicable Environmental Law.

        For purposes of this Agreement: (A) "Environmental Laws" means the common law and all applicable laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom, and (iv) protection or restoration of natural resources such as flora, fauna and wetlands; and (B) "Hazardous Materials" means any pollutant, contaminant, waste, chemical, substance, material or constituent subject to regulation or which can give rise to liability under any Environmental Law.

          (u)   Except as would not, individually, or in the aggregate, have a Material Adverse Effect, there is no strike, labor dispute, slowdown or work stoppage with the employees of any Issuer that is pending or, to the knowledge of such Issuer, threatened.

          (v)   Except as would not, individually, or in the aggregate, have a Material Adverse Effect, each of the Issuers carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (w)  Except as would not, individually, or in the aggregate, have a Material Adverse Effect, none of the Issuers has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any Issuer makes or ever has made a contribution and in which any employee of any Issuer is or has ever been a participant. With respect to such plans, each Issuer is in compliance in all material respects with all applicable provisions of ERISA.

          (x)   Each of the Issuers (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (y)   None of the Issuers is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (z)   The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Final Prospectus.

          (aa) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuers (each on a consolidated basis) is, nor will any of the Issuers (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (bb) None of the Issuers has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

        Any certificate signed by any officer of the Issuers and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by each Issuer to the Underwriters as to the matters covered thereby.

        3.    Purchase, Sale and Delivery of the Securities.    On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at 97% of their principal amount (the "Purchase Price"), the principal amount of Notes set forth opposite the name of such Underwriter in Schedule 1 hereto. One or more certificates in definitive form representing the Securities that the

Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Quarles & Brady LLP, 411 E. Wisconsin Ave., Milwaukee, Wisconsin, at 9:00 A.M., New York time, on November 6, 2003 or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon (such time and date of delivery against payment being herein referred to as the "Closing Date"). The Company will make such certificate or certificates for the Securities available for checking and packaging by the Underwriters at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

        4.    Offering by the Underwriters.    The Underwriters propose to offer for sale to the public the Securities at the price and upon the terms set forth in the Final Prospectus.

        5.    Covenants of the Issuers.    Each of the Issuers covenants and agrees with the Underwriters that:

          (a)   The Company will file the Final Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, (i) the Company will comply with all requirements imposed upon it by the Act, the Rules and Regulations, the Exchange Act Regulations and the Trust Indenture Act to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Final Prospectus, as then amended or supplemented, and (ii) the Company will not file with the Commission the Final Prospectus or any amendment or supplement to the Final Prospectus or any amendment to the Registration Statement of which the Underwriters shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have consented, which consent shall not be unreasonably withheld. The Company will prepare and file with the Commission, in accordance with the Act, the Rules and Regulations, the Exchange Act Regulations and the Trust Indenture Act, promptly upon the reasonable request by the Underwriters or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Final Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission promptly. The Company will advise the Underwriters, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Final Prospectus or any amendment or supplement to the Final Prospectus has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

          (b)   The Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any portion thereof or any amendment thereto or any order preventing or suspending the use of the Final Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Final Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c)   The Issuers will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (d)   If, at any time prior to the final date when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs or information becomes known as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and will prepare and file with the Commission, at the expense of the Company, an amendment to the Registration Statement or amendment or supplement to the Final Prospectus that corrects such statement or omission or effects such compliance.

          (e)   The Issuers will, without charge, provide (i) to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement and each amendment thereto (in each case including exhibits thereto) and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of the Final Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request.

          (f)    The Issuers, as soon as practicable, will make generally available to the Company's securityholders and to the Underwriters as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act, including Rule 158 thereunder.

          (g)   The Issuers will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Prospectus.

          (h)   For so long as any of the Securities remain outstanding, the Issuers will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national or international securities exchange on which any class of securities of the Issuers may be listed.

          (i)    Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Final Prospectus.

          (j)    The Issuers shall not invest or otherwise use the proceeds received by the Issuers from the sale of the Securities in such a manner as would require the Issuers or any of their subsidiaries to register as an investment company under the Investment Company Act.

        6.    Expenses.    The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Prospectus and any Preliminary Prospectus and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Underwriters of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission relating to the Securities, (vii) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustee including fees and expenses of its counsel and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

        7.    Conditions of the Underwriters' Obligations.    The obligation of the Underwriters to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a)   The Final Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Final Prospectus or otherwise shall have been complied with.

          (b)   On the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date and addressed to the Underwriters, of Quarles & Brady LLP, outside counsel for the Issuers, and Maurice D. Jones, Esq., General Counsel of the Company, in each case in form and substance satisfactory to the Underwriters, to the effect that:

            (i)    The Registration Statement has become effective under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Final Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

            (ii)   The Registration Statement and the Final Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder.

            (iii)  Each of the Issuers is validly existing and, where applicable, in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Final Prospectus.

            (iv)  As of June 30, 2003, the Company had the authorized, issued and outstanding capitalization set forth in the Final Prospectus. All of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable by the issuer thereof (subject to the personal liability that may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case) and were not issued in violation of any preemptive or similar rights; except as indicated otherwise on Schedule 2(b) attached hereto, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities or "Blue Sky" laws of certain jurisdictions and liens existing under the Company's senior credit facility) or voting.

            (v)   Except for the obligations of the Company to issue shares of its common stock in connection with the exercise of outstanding options granted pursuant to The Manitowoc Company, Inc. 1995 Stock Plan, The Manitowoc Company, Inc. 1999 Non-Employee Director Stock Plan, The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan and the Grove Investors, Inc. 2001 Stock Incentive Plan, (A) no options, warrants or other rights to purchase from the Issuers shares of capital stock or ownership interests in the Issuers are outstanding and (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Issuers are outstanding.

            (vi)  The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture and the Notes; the Indenture meets the requirements for qualification under the Trust Indenture Act; the Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (vii) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Underwriters in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (viii) The Guarantees are in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized and executed by each of the Guarantors and, when the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture, the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (ix)  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

            (x)   The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Final Prospectus.

            (xi)  No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Issuers is a party or to which the property or assets of any Issuer is subject that, if determined adversely to such Issuer, would result, individually or in the aggregate, in a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the offering or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Prospectus under the caption "Use of Proceeds".

            (xii) None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by the Company with the Commission), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (xiii) The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by the Company with the Commission), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any of the Issuers, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and foreign securities laws) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to any of the Issuers or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (xiv) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion and those that have previously been obtained.

            (xv) To the knowledge of such counsel, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Prospectus, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (xvi) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Prospectus, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Prospectus.

            (xvii) None of the Company or the Subsidiaries is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xviii) Neither the consummation of transactions contemplated by this Agreement nor the sale, issuance, executions or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        At the time the foregoing opinions are delivered, Quarles & Brady LLP and Maurice D. Jones shall additionally state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Final Prospectus, the Incorporated Documents and related matters were discussed, and, although they have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Final Prospectus or the Incorporated Documents (except to the extent specified in subsection 7(b)(x)), no facts have come to such counsel's attention that lead it to believe that the Registration Statement, including the Incorporated Documents and the Final Prospectus, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company's books and records included in the Final Prospectus).

        References to the Final Prospectus in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (c)   On the Closing Date, the Underwriters shall have received the opinion, in form and substance satisfactory to the Underwriters, dated as of the Closing Date and addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriters may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (d)   The Underwriters shall have received from PWC a comfort letter dated the date hereof and a bring down comfort letter dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters.

          (e)   The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects (except those already qualified by materiality or Material Adverse Effect which shall be true and correct) on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects (except those already qualified by materiality or Material Adverse Effect which shall be true and correct) on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied, in each case in all material respects hereunder at or prior to the Closing Date; and, except as described in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the Effective Date of the Registration Statement, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (f)    The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (g)   Subsequent to the respective dates as to which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), none of the Issuers shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (h)   The Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President, General Counsel or any Senior Vice President and the Chief Financial Officer, to the effect that:

            (i)    No stop order suspending the effectiveness of the Registration Statement or any amendment thereto or the qualification of the Indenture under the Trust Indenture Act has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

            (ii)   The representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (iii)  At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Prospectus, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (iv)  The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (i)    The Indenture shall have been executed an delivered by all parties thereto.

        On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers as they shall have heretofore reasonably requested from the Issuers.

        All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. The Issuers shall furnish to the Underwriters such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Underwriters shall reasonably request.

        8.    Indemnification and Contribution.    (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Underwriters or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i)    any untrue statement or alleged untrue statement made by the Issuers in Section 2 hereof;

            (ii)   any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement and any amendment thereto, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto; or

            (iii)  the omission or alleged omission to state, in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Underwriters and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuers by the Underwriters specifically for use therein, and provided further, that the Issuers will not be liable to the Underwriters or any person controlling the Underwriters with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus that is corrected in the Final Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from the Underwriters but was not sent or given a copy of the Final Prospectus (as amended or supplemented) in any case where such delivery of the Final Prospectus (as amended or supplemented) was required by the Act, unless such failure to deliver the Final Prospectus (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5 hereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 8 for any settlement of any claim or action effected without the Company's consent, which shall not be unreasonably withheld.

          (b)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriters, furnished to the Issuers by the Underwriters through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 8 will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. An Underwriter shall not be liable under this Section 8 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of an Underwriter, effect any settlement or compromise of any pending or threatened proceeding in respect of which such Underwriter is or could have been a party, or indemnity could have been sought hereunder by such Underwriter, unless such settlement (A) includes an unconditional written release of such Underwriter, in form and substance reasonably satisfactory to such Underwriter, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Underwriter.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or the Issuers in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

          (d)   In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or an Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of

  Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

        9.    Survival Clause.    The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Underwriters set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 9 and 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        10.    Termination.    (a) This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

            (i)    any of the Issuers shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Underwriters, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Underwriters, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Issuers), except in each case as described in the Final Prospectus (exclusive of any amendment or supplement thereto);

            (ii)   trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

            (iii)  a banking moratorium shall have been declared by New York or United States authorities or a national disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

            (iv)  there shall have been (A) an outbreak or escalation of hostilities either within or outside of the United States, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the United States or international financial markets that, in the case of (A), (B) or (C) above and in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

            (v)   any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b)   Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

        11.    Information Supplied by the Underwriters.    The statements set forth in the third paragraph, the second and third sentences of the fourth paragraph and the sixth paragraph under the heading "Underwriting" in the Final Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Issuers for the purposes of Sections 2(b) and 8 hereof.

        12.    Notices.    All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department; if sent to the Issuers, shall be mailed or delivered to the Issuers at 500 South 16th Street, Manitowoc, Wisconsin 54220, Attention: General Counsel; with a copy to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Fred G. Lautz, Esq.

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

        13.    Successors.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 10 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 8 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Underwriters will be deemed a successor because of such purchase.

        14.    APPLICABLE LAW.    THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

        15.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Underwriters.

Very truly yours,
THE MANITOWOC COMPANY, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President, General Counsel and Secretary
MANITOWOC CRANE COMPANIES, INC.
By:	/s/ STANLEY ST. JOHN
	Name:	Stanley St. John
	Title:	President
MANITOWOC MARINE GROUP, LLC
By:	The Manitowoc Company, Inc., as sole member and manager
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President, General Counsel and Secretary
MANITOWOC FOODSERVICE COMPANIES, INC.
By:	/s/ STANLEY ST. JOHN
	Name:	Stanley St. John
	Title:	President
MANITOWOC WESTERN COMPANY, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Secretary
MANITOWOC RE-MANUFACTURING, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary

MANITOWOC CRANES, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
WEST-MANITOWOC, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
FEMCO MACHINE COMPANY, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Secretary
MANITOWOC CP, INC.
By:	/s/ STANLEY ST. JOHN
	Name:	Stanley St. John
	Title:	President
KMT REFRIGERATION, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
HARFORD DURACOOL, LLC
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
DIVERSIFIED REFRIGERATION, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
SERVEND SALES CORP.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary

MANITOWOC BEVERAGE SYSTEMS, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
MANITOWOC ICE, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
MANITOWOC EQUIPMENT WORKS, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
MANITOWOC FP, INC.
By:	/s/ STANLEY ST. JOHN
	Name:	Stanley St. John
	Title:	President
KMT SALES CORP.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
MANITOWOC BEVERAGE EQUIPMENT, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
NORTH CENTRAL CRANE & EXCAVATOR SALES CORP.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
ENVIRONMENTAL REHAB, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Secretary

MANITOWOC MEC, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
MARINETTE MARINE CORPORATION
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
GROVE INVESTORS, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
GROVE HOLDINGS, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
GROVE WORLDWIDE, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
GROVE U.S. LLC
By:	Grove Worldwide, Inc., Managing Member
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
CRANE ACQUISITION CORP.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary

CRANE HOLDING, INC.
By:	/s/ MAURICE D. JONES
	Name:	Maurice D. Jones
	Title:	Vice President and Secretary
The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
DEUTSCHE BANK SECURITIES INC. LEHMAN BROTHERS INC. CREDIT SUISSE FIRST BOSTON LLC ABN AMRO INCORPORATED BNY CAPITAL MARKETS, INC. BNP PARIBAS SECURITIES CORP.
DEUTSCHE BANK SECURITIES INC.
By:	/s/ RICHARD THALER
	Name:	Richard Thaler
	Title:	Managing Director
By:	/s/ ALEX VITALE
	Name:	Alex Vitale
	Title:	Managing Director

SCHEDULE 1

Underwriter	Principal Amount
Deutsche Bank Securities Inc.	$72,000,000
Lehman Brothers Inc.	48,000,000
Credit Suisse First Boston LLC	15,000,000
ABN AMRO Incorporated	5,000,000
BNY Capital Markets, Inc.	5,000,000
BNP Paribas Securities Corp.	5,000,000
Total	$150,000,000

SCHEDULE 2(d)

Subsidiaries of the Company

Subsidiaries of The Manitowoc Company, Inc.
Manitowoc Crane Companies, Inc.	(Nevada)
Manitowoc International Sales Corp.	(Barbados)
Manitowoc Foodservice Companies, Inc.	(Nevada)
North Central Crane & Excavator Sales Corp.	(Nevada)
Manitowoc Marine Group, LLC	(Nevada)
Manitowoc (Bermuda) Ltd.	(Bermuda)
Manitowoc Western Company, Inc.	(Wisconsin)
Manitowoc Food Service Europe S.r.l.	(Italy)
Grove Investors, Inc.	(Delaware)
Manitowoc Crane & Shovel Sales Corp.	(Ohio)
Subsidiaries of Manitowoc Crane Companies, Inc.
Natural Crane Corp.	(Nevada)
Femco Machine Company, Inc.	(Nevada)
Manitowoc Cranes, Inc.	(Wisconsin)
West-Manitowoc, Inc.	(Wisconsin)
Manitowoc Re-Manufacturing, Inc.	(Wisconsin)
Manitowoc CP, Inc.	(Nevada)
Manitowoc Boom Trucks, Inc.	(Texas)
Manitowoc MEC, Inc.	(Nevada)
Manimex S.A. de C.V.	(Mexico)
Manitowoc Crane Finance Co., Inc.	(Nevada)
Subsidiary of Manitowoc MEC, Inc.
Manitowoc Potain Korea Company, Ltd.	(Korea)
Subsidiary of Manitowoc Cranes, Inc.
Grove Crane LLC	(Wisconsin)
Subsidiaries of Manitowoc Foodservice Companies, Inc.
Manitowoc Ice, Inc.	(Wisconsin)
Manitowoc Equipment Works, Inc.	(Nevada)
Multiplex GmbH	(Germany)
KMT Refrigeration, Inc.	(Wisconsin)
Diversified Refrigeration, Inc.	(Tennessee)
Manitowoc FP, Inc.	(Nevada)
SerVend Sales Corp.	(Nevada)
KMT Sales Corp.	(Nevada)
Manitowoc Foodservice Finance Co., Inc.	(Nevada)

Subsidiaries of Manitowoc Ice, Inc.
Manitowoc Beverage Systems, Inc.	(Nevada)
Manitowoc Beverage Equipment, Inc.	(Missouri)
Subsidiary of KMT Refrigeration, Inc.
Harford Duracool, LLC	(Wisconsin)
Subsidiary of Manitowoc Marine Group, LLC
Marinette Marine Corporation	(Wisconsin)
Subsidiaries of Manitowoc (Bermuda) Ltd.
Manitowoc (Barbados) S.r.l.	(Barbados)
Manitowoc Europe Holdings Ltd.	(United Kingdom)
Subsidiary of Manitowoc Europe Holdings Ltd.
Manitowoc France SAS	(France)
Subsidiary of Manitowoc France SAS
Potain SAS	(France)
Subsidiaries of Potain SAS
SCI les Sthenes du Plateau	(France)
Manitowoc Potain UK Ltd	(England)
SCI les Aulnettes	(France)
Potain Ire Ltd(1)	(Ireland)
SAM Sologat SRL	(France)
Potain Zhangjiagang Ltd	(China)
Potain Ltda(2)	(Brazil)
Liftlux Potain GmbH	(Germany)
BPGR Sarl	(France)
Noe Pereira Filhos Lda(3)	(Portugal)
Potain S.r.l.	(Italy)
Potain GmbH	(Germany)
Potain Pte Ltd	(Singapore)
Manitowoc Crane Group Asia Pte Ltd	(Singapore)
Potain Belgium	(Belgium)
Potain Vostek	(Russia)
Potain Iberia	(Spain)
Sambron SA	(France)
Subsidiary of BPGR Sarl
Axiome de Re SA	(Luxembourg)

Subsidiary of Noe Pereira Filhos Lda
Potain Portugal Equipamentos Para a Construcao SA	(Portugal)
Subsidiaries of Potain S.r.l.
Sambron Spa	(Italy)
Potain Industrie S.r.l.	(Italy)
Potain Sud Europa S.r.l.	(Italy)
Subsidiaries of Potain GmbH
Potain S.R.O.	(Czech Republic)
Potain Hungaria Kft	(Hungary)
Potain Polska	(Poland)
Cadillon GmbH	(Germany)
Potain Technick GmbH	(Germany)
Solum Grundstucks Vermeitungs GmbH	(Germany)
Subsidiaries of Potain Pte Ltd
Potain Pty	(Australia)
Potain Inc(4)	(Philippines)
Subsidiaries of Manitowoc Crane Group Asia Pte Ltd
Manitowoc (Hangzhou) Refrigeration Co Ltd	(China)
Shanghai Manitowoc International Trading Co Ltd	(China)
Subsidiary of Grove Investors, Inc.
Grove Holdings, Inc.	(Delaware)
Subsidiary of Grove Holdings, Inc.
Grove Worldwide, Inc.	(Delaware)
Subsidiaries of Grove Worldwide, Inc.
Crane Acquisition Corp.	(Delaware)
Grove US LLC	(Delaware)
Grove Worldwide Holdings Germany AG	(Germany)
Grove Holdings France SAS	(France)
Grove Australia, Ply Ltd.	(Australia)
Subsidiairy of Crane Acquisition Corp.
Crane Holding, Inc.	(Delaware)

Subsidiary of Crane Holding, Inc.
National Crane Corp.	(Delaware)
Subsidiaries of Grove Worldwide Holdings Germany AG
Manitowoc Crane Group Netherlands BV	(The Netherlands)
Grove Europe Ltd.	(UK)
Deutsche Grove GmbH	(Germany)
Subsidiaries of Grove Europe, Ltd.
Grove Europe Pension Trustees Ltd.	(UK)
Grove Cranes Ltd.	(UK)
Grove Cranes S.L.	(Spain)
Subsidiary of Deutsche Grove GmbH
Grove Worldwide, Inc. & Co. KG	(UK)
Subsidiary of Grove Holdings France SAS
Della Manlift SAS	(France)

(1)
51.0% owned.

(2)
74.1% owned.

(3)
99.64% owned.

(4)
70.0% owned.

QuickLinks

  Exhibit 1.1
UNDERWRITING AGREEMENT
  SCHEDULE 1
  SCHEDULE 2(d)